Exhibit 4.1

CORPORATE ACCESS NUMBER: 2021213463

Government

of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

VERMILION ENERGY INC.

IS THE RESULT OF AN AMALGAMATION FILED ON 2018/05/28.

Articles of Amalgamation

For

VERMILION ENERGY INC.

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.

Share Transfers Restrictions:	NONE

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	15

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	THE ATTACHED SCHEDULE IS INCORPORATED INTO AND FORMS PART OF THE ARTICLES OF THE CORPORATION.

Registration Authorized By:	MICHAEL PEDLOW
SOLICITOR

THIS SCHEDULE IS INCORPORATED INTO

AND FORMS PART OF THE ARTICLES OF

VERMILION ENERGY INC.

Other Rules or Provisions (if any) :

The directors may, between annual general

meetings, appoint one or more additional

directors of Vermilion Energy Inc. to serve

until the next annual general meeting, but

the number of additional directors shall not

at any time exceed one-third (1/3) of the

number of directors who held office at the

expiration of the last annual meeting of

Vermilion Energy Inc. Meetings of the

shareholders of Vermilion Energy Inc. may be

held outside Alberta at any place within

Canada as the Board of Directors of

Vermilion Energy Inc. may determine.

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2018/05/28

Corporate Access Number: 2021213463

Service Request Number:	29064660
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	VERMILION ENERGY INC.
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	400 - 3RD AVENUE SW, SUITE 3700
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4H2

RECORDS ADDRESS
Street:	400 - 3RD AVENUE SW, SUITE 3700
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4H2

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:

THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.

Share Transfers
Restrictions:	NONE
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE

Other Provisions:	THE ATTACHED SCHEDULE IS INCORPORATED INTO AND FORMS PART OF THE ARTICLES OF THE CORPORATION.

Professional
Endorsement Provided:
Future Dating Required:
Registration Date:	2018/05/28

Director

Last Name:	MICHALESKI
First Name:	ROBERT
Middle Name:
Street/Box Number:	60 TOMMY PRINCE ROAD SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3E 6Z8
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	DONADEO
First Name:	LORENZO
Middle Name:
Street/Box Number:	9 SUNSET COVE SE
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2X 3E8
Country:
Resident Canadian:	Y

Named On Stat Dec:

Last Name:	WILLIAMS
First Name:	CATHERINE
Middle Name:	L.
Street/Box Number:	183 MALIBOU ROAD SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2V 1X5
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	MACDONALD
First Name:	LARRY
Middle Name:	J.
Street/Box Number:	BOX 26, SITE 6, RR 2
City:	OKOTOKS
Province:	ALBERTA
Postal Code:	T1S 1A2
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	MARINO
First Name:	ANTHONY
Middle Name:
Street/Box Number:	79 SWEETWATER PLACE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3Z 3C6
Country:
Resident Canadian:	Y
Named On Stat Dec:	Y

Last Name:	ROBY
First Name:	WILLIAM
Middle Name:	B.
Street/Box Number:	7511 SAN CLEMENTE POINT COURT
City:	KATY
Province:	TEXAS

Postal Code:	77494
Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	LARKE
First Name:	STEPHEN
Middle Name:	PHILLIP
Street/Box Number:	3804 l0TH STREET SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2T 3J1
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	MARCHANT
First Name:	TIMOTHY
Middle Name:
Street/Box Number:	2114 BOWNESS ROAD NW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2N 3Ll
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	LEIKER
First Name:	LOREN
Middle Name:
Street/Box Number:	5732 SETTLEMENT WAY
City:	MCKINNEY
Province:	TEXAS
Postal Code:	75070
Country:
Resident Canadian:
Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name
2018675575	VERMILION ENERGY INC.
2019781398	SPARTAN ENERGY CORP.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2018/05/28
Statutory Declaration	10000807125666484	2018/05/28

Registration Authorized By:	MICHAEL PEDLOW
SOLICITOR